P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

600259958406

05/19/14--01001--002 **35.00

RECEIVED
2014 MAY 16 PM 2:35
SUFFICIENCY OF FILING

FILED
SECRETARY OF STATE
14 MAY 16 PM 2:52

Amend

MAY 16 2014

T. CARTER

**COVER LETTER**

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** NYBD Holding, Inc.

**DOCUMENT NUMBER:** P05000130265

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Robert Rico
Name of Contact Person

NYBD Holding, Inc
Firm/ Company

4775 Collins Ave. Suite 4205
Address

Miami Beach, Fl 33140
City/ State and Zip Code

Robertpleasantkids@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Robert Rico at (305) 890-3147

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- [x] $35 Filing Fee
- [ ] $43.75 Filing Fee & Certificate of Status
- [ ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- [ ] $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

14 MAY 16 PM 2:52

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

NYBD Holding, Inc

**(Name of Corporation as currently filed with the Florida Dept. of State)**

P05000130265

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS)***

_______________

_______________

_______________

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

_______________

_______________

_______________

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* _______________

_______________
*(Florida street address)*

*New Registered Office Address*: _______________ *(City)*, Florida _______________ *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

_______________
*Signature of New Registered Agent, if changing*

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**
*(Attach additional sheets, if necessary)*
*Please note the officer/director title by the first letter of the office title:*
*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*
*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |
| 2) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |
| 3) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |
| 4) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |
| 5) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |
| 6) ☐ Change | ______ | ______ | ______ |
| ☐ Add | | | ______ |
| ☐ Remove | | | ______ |

**E. <u>If amending or adding additional Articles, enter change(s) here</u>:**
(Attach *additional sheets, if necessary*). *(Be specific)*

**F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
*(if not applicable, indicate N/A)*

Increasing 2,500,000,000 to 4,000,000,000 of common shares.

**The date of each amendment(s) adoption:** 5-15-2014 ______, if other than the date this document was signed.

**Effective date <u>if applicable</u>:** ______________________

*(no more than 90 days after amendment file date)*

**Adoption of Amendment(s)** **(<u>CHECK ONE</u>)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

*(voting group)*

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 5-15-2014

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert Rico

(Typed or printed name of person signing)

President/ CEO

(Title of person signing)